Exhibit 10.16

OMNIBUS AMENDMENT TO

STOCK INCENTIVE PLANS OF

Miami International HOLDINGS, INC.

THIS AMENDMENT is made by Miami International Holdings, Inc., a Delaware company (the “Company”), effective as of May 16, 2022 (the “Effective Date”).

RECITALS:

WHEREAS, the Company previously adopted the following stock incentive plans under which stock options and restricted stock awards have been granted to employees and other service providers: (i) 2008 Stock Incentive Plan for Employees and Consultants (the “2008 Employee Plan”), (ii) 2008 Stock Incentive Plan for Non-Employee Directors and Members of the Board of Advisors (the “2008 Director Plan” and together with the 2008 Employee Plan, the “2008 Plans”), (iii) 2013 Stock Option and Incentive Plan for Employees and Consultants (the “2013 Employee Plan”), (iv) 2013 Stock Option and Incentive Plan for Non-Employee Directors, Committee Members and Members of the Board of Advisors (the “2013 Director Plan”), and (v) 2021 Stock Option and Incentive Plan for Employees and Consultants (the “2021 Employee Plan” and together with the 2013 Employee Plan and 2013 Director Plan, the “2013 and 2021 Plans”) (the 2008 Plans and 2013 and 2021 Plans, collectively, the “Plans”);

WHEREAS, pursuant to the terms of the Plans, the Board of Directors (the “Board”) may amend or terminate the Plans as it deems advisable;

WHEREAS, the Company is confidentially exploring an initial public offering of the Company’s securities (the “IPO”); and

WHEREAS, in connection with the proposed IPO, the Company is adopting a new public-company-styled equity incentive plan (the “2022 Plan”) and shares of the Company’s nonvoting common stock and Series B preferred stock, including those subject to awards under the Plans (the Awards”), are being converted to shares of the Company’s common voting stock upon the closing of the IPO.

NOW THEREFORE, in connection with the proposed IPO and the adoption of the 2022 Plan, and having received the Board’s consent, the Plans and Awards granted thereunder are amended as follows:

1.            No additional awards may be granted under any of the Plans.

2.            Contingent upon the closing of the IPO, all references to “Series B preferred stock” in the 2008 Plans or to “nonvoting common stock” in the 2013 and 2021 Plans are hereby deleted and replaced with references to “voting common stock” as the context requires.

3.            Contingent upon the closing of the IPO, all outstanding Awards granted under the 2008 Plans for which the underlying shares are Series B preferred stock of the Company are hereby converted to awards for shares of the Company’s voting common stock.

4.            Contingent upon the closing of the IPO, all outstanding Awards granted under the 2013 and 2021 Plans for which the underlying shares are nonvoting common stock of the Company are hereby converted to awards for shares of the Company’s voting common stock.

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